Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236583

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 16, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 10, 2020)

              Shares of
Common Stock
We are offering              shares of our common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “NOVN.” On June 15, 2021, the last reported sale price per share of our common stock, as reported on The Nasdaq Capital Market, was $15.28 per share.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”
Our business and investment in our common stock involve significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference herein.

		Per Share		Total
Public Offering Price	$		$
Underwriting Discounts and Commissions (1)	$		$
Proceeds to Novan, Inc. before expenses	$		$
(1) We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” beginning on page S-14 for additional disclosure regarding the underwriting fees and discount and expense reimbursement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We have granted the underwriter an option for a period of 30 days to purchase up to              additional shares of our common stock at the price per share set forth above. If the underwriter exercises the option in full, the total proceeds to us, before expenses, will be $              .
The underwriter expects to deliver the shares of common stock to investors on or about June    , 2021.
_______________________________________________________________________________________________
Sole Book-Running Manager
Cantor

Prospectus supplement dated June    , 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 10, 2020, including the documents incorporated by reference therein, provides more general information that may not relate to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Novan, Inc. and its subsidiaries, unless otherwise specified.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and may not contain all the information you should consider before deciding whether to invest in our common stock. For a more complete understanding of the company and this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. If you invest in our common stock, you are assuming a high degree of risk. See the “Risk Factors” section of this prospectus supplement beginning on page S-7, the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent filings with the Securities and Exchange Commission.

Overview
We are a clinical development-stage biotechnology company focused on leveraging nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal and immunomodulatory mechanisms of action and our proprietary nitric oxide-based technology platform, NITRICIL™, to generate macromolecular new chemical entities, or NCEs, to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.
We have advanced strategic development programs in the field of dermatology, while also further expanding the platform into infectious diseases, companion animal health, men’s and women’s health and gastroenterological, or GI, therapeutic areas. This decision was based on the connection between the multi-factorial pathologies of diseases in these areas and the demonstrable anti-microbial, anti-viral and anti-inflammatory properties of Novan’s nitric oxide technology. Our vision is to become the world’s leader in nitric oxide-based science, technology, and clinical translation in support of delivering safe and efficacious therapies.
During 2021, our primary programmatic focus has been on our molluscum contagiosum (SB206) program and we intend to continue to focus our near term clinical-stage development efforts on this program. We initiated the B-SIMPLE4 (Berdazimer Sodium In Molluscum Patients with Lesions) pivotal Phase 3 trial in August 2020, and the first patient was enrolled and dosed in September 2020. Completion of patient enrollment occurred during the first quarter of 2021, and positive topline efficacy and safety results were announced on June 11, 2021. Based on these positive topline results, we are targeting submitting a potential New Drug Application, or NDA, filing of SB206 for molluscum contagiosum no later than the third quarter of 2022. We are continuing to evaluate potential commercialization strategies for SB206, subject to the NDA submission timing and the regulatory approval process including, but not limited to, securing a commercialization partner, co-commercializing with a partner, or commercializing on our own.

In addition to SB206, which has an anti-viral mechanism of action, we have other clinical-stage dermatology drug candidates with multi-factorial (SB204), anti-fungal (SB208) and anti-inflammatory (SB414) mechanisms of action. We recently introduced SB207 as a possible product candidate for additional anti-viral programs. We have conducted or have plans to conduct preclinical work on NCEs, including berdazimer sodium, and formulations for the potential treatment of (i) coronavirus indications, including SARS-CoV-2, the virus that causes COVID-19 (SB019); (ii) antimicrobial indications for the adjacent companion animal health market (NVN4100); (iii) cervical intraepithelial neoplasia, or CIN, caused by high-risk human papilloma virus, or HPV, in the men’s and women’s health field (WH504 and WH602); (iv) inflammatory disorders; and (v) diseases in the GI field.

We intend to use the net proceeds from this offering, together with existing cash, to fund research and development program activities, including (i) preparing for and seeking regulatory approval of SB206 as a treatment for molluscum contagiosum, (ii) planning for potential commercialization of SB206 and (iii) continuing research and development activities primarily related to SB204 as a treatment for acne vulgaris. The advancement of any other clinical program across our platform is subject to our ability to secure additional capital or strategic partnering. We also intend to use the net proceeds from this offering for general corporate purposes, including general and administrative expenses, capital expenditures and working capital.
Priority Development Pipeline
SB206, a Topical Anti-viral Treatment for Viral Skin Infections (Molluscum Contagiosum)
We are developing SB206 as a topical anti-viral gel for the treatment of viral skin infections, with a current focus on molluscum contagiosum. Molluscum contagiosum is a contagious skin infection caused by the molluscipoxvirus that affects up to six million people in the United States annually. The greatest incidence is in children aged one to 14 years. The average time to resolution is 13 months, however, 13% of children experience lesions that may not resolve in 24 months. There is no FDA-approved treatment for molluscum contagiosum. More than half of patients diagnosed with the infection are untreated. The majority of patients in the United States that receive treatment are treated with painful procedures and the remaining are often prescribed products indicated for the treatment of external genital warts.

We previously conducted two Phase 3 clinical trials with SB206, the “B-SIMPLE” program (Berdazimer Sodium In Molluscum Patients with Lesions), with mixed results as to efficacy. SB206 did not achieve statistically significant results in the primary endpoint in either trial, B-SIMPLE1 and B-SIMPLE2, which was the complete clearance of all molluscum contagiosum lesions at Week 12. However, B-SIMPLE2 was near statistical significance for the primary endpoint (p=0.062), and was statistically significant for the secondary endpoint, the complete clearance of all lesions at Week 8 (p=0.028), and multiple pre-specified sensitivity analyses. We believe this confirms the robustness of the data in the B-SIMPLE2 trial. While the B-SIMPLE1 trial was not statistically significant for the primary endpoint (p=0.375) nor the secondary endpoint (p=0.202), all other pre-specified analyses trended in the same direction of improved treatment effect as the B-SIMPLE2 results. In addition, the safety and tolerability profiles were favorable overall, with no serious adverse events reported.

Based on the results of these Phase 3 trials, we held a Type C meeting with the FDA on April 1, 2020 seeking feedback on our proposal to conduct one additional, well-controlled pivotal study of SB206 to support a future NDA. Based on feedback during this meeting and the written minutes received following the meeting, the FDA provided guidance indicating that the FDA would consider one additional pivotal trial, or B-SIMPLE4, that, if successful, could be supported by the previously completed B-SIMPLE2 trial for a future NDA submission. In addition, the FDA provided guidance with regard to both the study design for B-SIMPLE4 and expectations for a future NDA submission.

B-SIMPLE4 was designed as a multi-center, randomized, double-blind, vehicle-controlled study to evaluate the efficacy and safety of SB206 12% once daily that exceeded its enrollment target by randomizing 891 total patients (1:1 active:vehicle randomization), ages 6 months and above, with molluscum contagiosum, across 55 clinical sites. Patients were treated once-daily with SB206 12% or Vehicle Gel for a minimum of 4 weeks and up to 12 weeks to all treatable lesions (baseline and new). There were visits at Screening/Baseline, Week 2, Week 4, Week 8 and Week 12, and a safety follow-up at Week 24 (with the last patient’s Week 24 follow-up visit expected to occur in July 2021). As part of B-SIMPLE4’s study design, we also implemented additional patient and caregiver training and patient engagement efforts and decentralized visit capabilities for conducting those visits during the COVID-19 pandemic. The primary endpoint for B-SIMPLE4 was the proportion of patients achieving complete clearance of all treatable molluscum contagiosum lesions at Week 12.

We initiated the B-SIMPLE4 trial in August 2020, the first patient was enrolled and dosed in September 2020, the trial completed patient enrollment during the first quarter of 2021 and the final patient completed their last Week-12 visit in late April 2021. We announced positive topline efficacy and safety results on June 11, 2021. In the B-SIMPLE4 trial, 32.4% of patients experienced total clearance at Week 12 and 43.5% experienced total clearance or one remaining lesion at Week 12. B-SIMPLE4 achieved statistical significance for the primary endpoint with a p-value less than 0.0001. P-value is a conventional statistical method for measuring the statistical significant of clinical results. A p-value of less than 0.050 is generally considered to represent statistical significance, meaning there is less than five percent likelihood that the observed results occurred by chance. Consistent with results from our Phase 2 and earlier Phase 3 studies, the B-SIMPLE4 trial was found to be safe and well tolerated. The final safety profile and additional data through Week 24 is targeted to be released in the third quarter of 2021. Based on these results, we believe that SB206, if approved, can provide a powerful treatment option to shorten the duration of molluscum contagiosum.

We presently maintain exclusive, worldwide commercial rights for all product candidates currently in our pipeline, with the exception of the rights we have licensed to Sato Pharmaceutical Co., Ltd., or Sato. In 2018, we licensed rights to Sato to develop, use, and sell SB206 in certain topical dosage forms in Japan for the treatment of viral skin infections, and to manufacture the finished form of SB206 for sale in Japan, which are in addition to the rights granted to Sato related to SB204 for the treatment of acne vulgaris. In April 2020, Sato informed us of its intention to progress the SB206 development program in Japan with a Phase 1 clinical trial given the observed treatment benefit and favorable safety profile in the B-SIMPLE program. In November of 2020, Sato determined its initial Japanese Phase 1 study for SB206 would require an amended design, including potential evaluation of lower dose strengths, to further refine dose tolerability in a subsequent Phase 1 study. Based upon (i) the need for an additional Phase 1 study; (ii) Sato’s current estimated comprehensive developmental schedule for SB206 including additional post-Phase 1 clinical trials; and (iii) current and future Japanese clinical trial material manufacturing and technical transfer considerations, in the fourth quarter of 2020 we concluded that a prospective delay in Sato’s overall SB206 development plan had occurred. We estimate the program timeline to be extended by 1.75 years from our previous estimate, and a corresponding extension of the performance period to 9.25 years, currently estimated to be completed in the second quarter of 2026. This estimated timeline remains subject to prospective reassessment and adjustment based upon Sato’s interaction with the Japanese regulatory authorities and other developmental and timing considerations.

Additionally, pursuant to a research and milestone payment purchase agreement we entered into with Reedy Creek Investments LLC, or Reedy Creek, whereby we received $25.0 million to support our product development programs, we will be required to pay Reedy Creek ongoing quarterly payments, calculated based on an applicable percentage per product of any upfront fees, milestone payments, royalty payments or equivalent payments received by us pursuant to any out-license agreement for the products in the United States, Mexico or Canada, net of any upfront fees, milestone payments, royalty payments or equivalent payments paid by us to third parties pursuant to any agreements under which we have in-licensed intellectual property with respect to the products, including SB206, if approved. The applicable percentage used for determining the ongoing quarterly payments, applied to amounts received directly by us pursuant to any out-license agreement for each product, ranges from 10% for SB206 to 20% for SB414 and SB204. However, the agreement provides that the applicable percentage for each product will be 25% for fees or milestone payments received by us (but not royalty payments received by us) until Reedy Creek has received payments equal to the total funding amount provided by Reedy Creek under the research and milestone payment purchase agreement. If we decide to commercialize any product on our own following regulatory approval, as opposed to commercializing through an out-license agreement or other third-party arrangement, we will be obligated to pay Reedy Creek a low single digits royalty on net sales of the products.

Furthermore, pursuant to a funding agreement with Ligand Pharmaceuticals, Inc., or Ligand, whereby we received $12.0 million to support our SB206 development program, we will be required to pay Ligand up to $20.0 million in milestone payments upon the achievement by us of certain regulatory and commercial milestones associated with SB206 (or any product that incorporates or uses berdazimer sodium (NVN1000) for the treatment of molluscum contagiosum). In addition to the milestone payments, we will pay Ligand tiered royalties ranging from 7% to 10% based on annual aggregate net sales of the products in the United States, Mexico or Canada.
SB019, an intranasal treatment option for Coronaviridae (COVID-19)
We continue to explore the use of our proprietary NITRICIL™ technology to progress SB019, a potential intranasal treatment option for COVID-19, targeting the reduction of viral shedding and transmission. Nitric oxide has generally demonstrated the ability to inhibit viral replication of viruses within the Coronaviridae family, and we have an extensive body of in vitro and in vivo data demonstrating the efficacy of our proprietary technology for other anti-viral indications. Based on the scientific literature and data available to-date related to berdazimer sodium and SB206, we believe that nitric oxide may inhibit viral replication by disrupting protein function critical for viral replication and infection through generation of reactive intermediates.

In October 2020, we announced positive in vitro results showing the potential efficacy of our NITRICIL™ platform technology, berdazimer sodium (NVN1000) as an anti-viral against SARS-CoV-2, the virus that causes COVID-19.

To evaluate the ability of our NITRICIL™ platform technology as a potential nasal treatment option for COVID-19, we initiated in vitro assessments targeting the reduction of viral burden in differentiated normal human bronchial epithelial cells. The studies were conducted at the Institute for Antiviral Research at Utah State University, and these results demonstrate the first instance of an anti-viral effect from a nitric oxide-based medicine in a 3-D tissue model that has similar structure to the human airway epithelium. The results from the in vitro assessment of concentrations as low as 0.75 mg/mL demonstrated that berdazimer sodium reduced 90% of virus after repeat dosing, once daily.

In December 2020, we entered into a Master Services Agreement, or MSA, with Catalent, Inc., a leading global provider of integrated services, superior delivery technologies and manufacturing solutions, relating to our COVID-19 program. This agreement includes work to support chemistry, manufacturing and control, or CMC, activities and development of an intranasal formulation of berdazimer sodium for use in that program. To further evaluate the potential of our NITRICIL™ platform technology as an intranasal treatment option for COVID-19, we initiated preliminary preclinical in vivo studies to evaluate the efficacy of berdazimer sodium in reducing viral burden in infected animals and to deter viral transmission to uninfected animals. On June 10, 2021, we announced positive results from two separate studies that independently demonstrated the ability of berdazimer sodium to prevent progression of infection into the lungs after transmission, significantly limiting severity of disease in this model. The intranasal treatment was well-tolerated during these studies, and no treatment-related adverse effects were observed.

Further pre-clinical dose-range finding studies are being conducted to inform potential human clinical trial design and dosing regimen. We plan to submit a request to the FDA to determine an appropriate path to bring a new potential treatment option to patients as quickly as possible. We are evaluating our strategy to submit an IND for the purposes of advancing SB019, subject to regulatory guidance, successful completion of IND-enabling toxicology studies and obtaining additional financing or strategic partnering.
Companion Animal Health
We have initiated exploratory work to evaluate our new chemical entity, NVN4100, as a potential product candidate for antimicrobial indications in companion animal health. On June 7, 2021, we announced positive proof-of-concept in vitro results and informative in vivo results with NVN4100. Based on the results to date and the availability of funding, we intend to conduct additional studies and formulation work with NVN4100 to build a robust data set and engage with potential collaborators and strategic partners moving forward.
SB204, for the Treatment of Acne Vulgaris
SB204 is a product candidate designed as a once-daily, topical monotherapy for the treatment of acne vulgaris, a multi-factorial disease with multiple aspects of the disease pathology (anti-inflammatory and anti-bacterial). In the second quarter of 2018, we conducted a Type C meeting to further discuss the path forward for our SB204 product candidate and possible Phase 3 programs for the treatment of acne vulgaris with the FDA, as well as the potential for proceeding with a more narrowly defined patient segmentation. In that meeting, our focus centered specifically on the severe patient population. In the third quarter of 2018, the FDA provided feedback on two paths forward for the acne indication, confirming the need for one additional pivotal trial for moderate-to-severe acne patients prior to a NDA submission or, as an alternative, additional preliminary trials for a severe-only patient population.

Following receipt of FDA feedback, we have determined that the most pragmatic development pathway for us will be to conduct one additional pivotal Phase 3 trial in moderate-to-severe acne patients. We have completed our clinical development plan for this additional trial, and further advancement of this program is contemplated and is subject to obtaining additional financing or strategic partnering.
Reverse Stock Split
On July 28, 2020, our stockholders approved a proposal to amend our restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-two and not more than one-for-fifteen, with such ratio and the implementation and timing of such reverse stock split to be determined by our board of directors in its sole discretion. On May 18, 2021, our board of directors approved a one-for-ten reverse stock split of our issued and outstanding common stock, or the Reverse Stock Split. On May 24, 2021, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Restated Certificate of Incorporation in order to effect the Reverse Stock Split, or the Charter Amendment. The Reverse Stock Split became effective at 5:00 pm Eastern Time on May 25, 2021. Pursuant to the Charter Amendment, on the effective date thereof, each outstanding ten (10) shares of common stock combined into and became one (1) share of common stock and the number of our issued and outstanding shares of common stock was reduced to 15,170,678. The new CUSIP number for our common stock is 66988N205.
All references to numbers of shares of common stock and per-share information in this prospectus supplement have been adjusted retroactively, as appropriate, to reflect the Reverse Stock Split.
Implications of Being an Emerging Growth Company
The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation arrangements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may choose to take advantage of some, all or none of these reduced burdens until we are no longer an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest to occur of:
•the last day of the fiscal year in which we have approximately $1.07 billion or more in annual gross revenue;
•the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;
•the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or
•the last day of 2021.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4020 Stirrup Creek Drive, Suite 110, Durham, NC 27703, and our telephone number is 919-485-8080. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our common stock.

The Offering

Common stock offered by us	shares

Option to purchase additional shares	We have granted the underwriter an option to purchase up to additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter’s option to purchase additional shares is exercised in full).

Use of proceeds
We currently intend to use the net proceeds from this offering, together with existing cash, to fund research and development program activities, including (i) preparing for and seeking regulatory approval of SB206 as a treatment for molluscum contagiosum; (ii) planning for potential commercialization of SB206; and (iii) continuing research and development activities primarily related to SB204 as a treatment for acne vulgaris. We also intend to use the net proceeds from this offering for general corporate purposes, including general and administrative expenses, capital expenditures and working capital. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	See “Risk Factors” in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.

The Nasdaq Capital Market Symbol	“NOVN”

Dividend policy	We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Our future ability to pay cash dividends on our common stock may be limited by the terms of any future debt or preferred securities or future credit facility.

Outstanding Shares
The number of shares of our common stock to be outstanding after the offering is based on 15,170,678 shares of our common stock outstanding as of May 31, 2021, giving effect to the Reverse Stock Split, and excludes the following (on a post-split basis):
•411,975 shares of common stock issuable upon the exercise of outstanding options as of May 31, 2021, having a weighted average exercise price of $19.00 per share;
•1,278,076 shares of common stock issuable upon the exercise of outstanding warrants as of May 31, 2021, having a weighted average exercise price of $37.14 per share;
•61,000 shares of common stock issuable upon the exercise of outstanding stock appreciation rights, or SARs, as of May 31, 2021, having a weighted average exercise price of $8.15 per share; and
•1,323,835 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan.
Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) that the underwriter has not exercised its option to purchase additional               shares of common stock, (ii) no exercise of options or stock appreciation rights issued under our equity incentive plans and (iii) no exercise of warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, as updated by our subsequent filings under the Exchange Act. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could use them in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our common stock to decline.
In addition, the net proceeds from this offering may not be sufficient for our anticipated uses, and we will need additional resources to progress the development, regulatory approval and commercialization of our product candidates. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
If you purchase shares in this offering, you will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
Since the public offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $        per share, based upon the public offering price of $        per share and our net tangible book value as of March 31, 2021, after giving effect to the Reverse Stock Split and this offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options, stock appreciation rights, and warrants outstanding and may grant additional securities in the future. To the extent that outstanding stock options, stock appreciation rights, or warrants have been or may be exercised or settled, investors purchasing our common stock in this offering may experience further dilution.
We will need to raise substantial additional capital in the future to fund our operations and you may experience further dilution if we issue additional equity securities in future fundraising transactions.
We will need to raise substantial additional capital in the future to fund our operations. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. Further, the exercise of outstanding stock options, stock appreciation rights and warrants may result in further dilution of your investment.

We cannot assure you that we will realize the anticipated benefits from our recent reverse stock split.
On May 25, 2021, we effected a one-for-ten Reverse Stock Split of our issued and outstanding shares of our common stock, which we anticipated would result in benefits such as enhancing our ability to raise capital to fund our operations, improving the marketability of our common stock and increasing the appeal of our stock to a broader range of investors. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that the Reverse Stock Split will result in a share price that will attract new investors, including institutional investors, as some investors, analysts and other stock market participants have negative perceptions of reverse stock splits. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve. Also, it is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines further, the percentage decline may be greater than would have occurred in the absence of the Reverse Stock Split.
We have never paid dividends on our common stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid dividends on any of our common stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for the foreseeable future.
The market price and trading volume of our common stock has fluctuated substantially, including a recent significant increase in the market price and trading volume of our common stock. The market price and trading volume of our common stock may fluctuate widely in the future and the value of an investment in our common stock may decline.
Our stock price has experienced extreme volatility and could vary significantly as a result of many factors. Between January 1, 2021 and June 15, 2021, the last reported sales price of our common stock fluctuated between a high of $25.50 and a low of $7.80. The foregoing stock prices have been adjusted to give effect to the Reverse Stock Split. The market price and trading volume of our common stock may continue to fluctuate from time to time as a result of factors outside of our control. Recently, the trading price of our common shares has increased significantly, which we believe is attributable to general market conditions and recognition of our recently announced topline results of our B-SIMPLE4 study of SB206 for the treatment of molluscum contagiosum. On June 4, 2021, the last reported sales price of our common stock was $7.80 per share, as compared to $15.28, which was the last reported sales price of our common stock on June 15, 2021. There is a potential for rapid and substantial decreases in the price of our common stock, including decreases unrelated to our operating performance or prospects, which may cause you to lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:
•our plans to develop and commercialize our product candidates, if approved;
•our plans to conduct clinical trials and preclinical studies and the timing thereof;
•the timing of the availability of data from our clinical trials and preclinical studies;
•our plans to enter into strategic partnerships for the development and commercialization of our product candidates
•the timing of our regulatory filings for our product candidates;
•the clinical utility, potential benefits and market acceptance of our product candidates;
•our commercialization, marketing and manufacturing capabilities and strategy;
•our intellectual property position; and
•our estimates regarding future revenue, expenses, liquidity, capital requirements and our strategies and needs for additional financing.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, strategic partnerships, collaborations, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus supplement, accompanying prospectus and the documents or reports incorporated herein by reference. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement and incorporate by reference herein.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the shares of common stock in this offering will be approximately $         million, or approximately $         million if the underwriter exercises in full its option to purchase additional shares, based on the public offering price of $       per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with existing cash, to fund research and development program activities, including (i) preparing for and seeking regulatory approval of SB206 as a treatment for molluscum contagiosum; (ii) planning for potential commercialization of SB206; and (iii) continuing research and development activities primarily related to SB204 as a treatment for acne vulgaris. We also intend to use the net proceeds from this offering for general corporate purposes, including general and administrative expenses, capital expenditures and working capital.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our development activities, the status of and results from our clinical trials of our product candidates, our success in entering into strategic partnerships for the development and commercialization of our product candidates, and the amount of cash used in our operations. Accordingly, we will retain broad discretion over the use of such proceeds.
Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.
DIVIDEND POLICY
We have never paid cash dividends and do not anticipate paying cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable law and other factors our board of directors may deem relevant. Accordingly, we have not appointed any paying agent.

DILUTION
If you invest in our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of March 31, 2021, was approximately $0.8 million, or $0.05 per share of our common stock, giving effect to the Reverse Stock Split. Net tangible book value per share of our common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock outstanding.
After giving effect to the sale of shares of our common stock in this offering at the public offering price of $         per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $         per share to new investors purchasing our common stock in this offering at the public offering price.
The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of March 31, 2021	$0.05
Increase per share attributable to investors purchasing our common stock in this offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors purchasing our common stock in this offering		$
If the underwriter exercises in full its option to purchase              additional shares of common stock at the public offering price of $             per share, the as adjusted net tangible book value after this offering would be $              per share, representing an increase in net tangible book value of $              per share to existing stockholders and immediate dilution of $              per share to new investors purchasing our common stock in this offering at the public offering price.
The above discussion and table are based on 15,165,315 shares of our common stock outstanding as of March 31, 2021, after giving effect to the Reverse Stock Split, and exclude as of that date the following (on a post-split basis)
•198,504 shares of our common stock issuable upon the exercise of outstanding options as of March 31, 2021, having a weighted average exercise price of $29.98 per share;
•1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants issued in our January 2018 public offering, having an exercise price of $46.60 per share;
•256,167 shares of our common stock issuable upon the exercise of outstanding warrants issued in our March 2020 public offering, having an exercise price of $3.00 per share;
•11,304 shares of our common stock issuable upon the exercise of outstanding warrants issued to the underwriters in our March 2020 public offering, having an exercise price of $3.75 per share;
•10,605 shares of our common stock issuable upon the exercise of outstanding warrants issued to the placement agent in our March 2020 registered direct offering, having an exercise price of $5.375 per share;

•61,000 shares of our common stock issuable upon the exercise of outstanding stock appreciation rights, or SARs, as of March 31, 2021, having a weighted average exercise price of $8.15 per share; and
•48,082 shares of our common stock reserved for possible future issuance under the Novan, Inc. 2016 Incentive Award Plan.
Furthermore, we may choose to raise further additional capital through the sale of equity or debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options, stock appreciation rights and warrants described above are exercised, new options are issued and exercised or we issue additional shares of our common stock or other equity or convertible debt securities in the future, there will be further dilution to investors in this offering.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated              , between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as the sole book-running manager of this offering, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us, the shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Cantor Fitzgerald & Co......................................................................
Total..............................................................................................
The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.
Cantor Fitzgerald & Co. is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted to Cantor Fitzgerald & Co. an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of              shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.
Commission and Expenses
Cantor Fitzgerald & Co. has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $             per share of common stock. After the initial offering, Cantor Fitzgerald & Co. may change the offering price and other selling terms.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay Cantor Fitzgerald & Co. and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of Cantor Fitzgerald & Co.’s option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $              . We have also agreed to reimburse the underwriter for up to $150,000 of certain of its counsel’s fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “NOVN.”
No Sales of Similar Securities
We, our executive officers, certain of our key employees and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 60 days after the date of the underwriting agreement:
•offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, enter into a transaction which would have the same effect, or
•enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, whether any such aforementioned transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise, or
•publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement
In addition, we and each such person agrees that, without the prior written consent of Cantor Fitzgerald & Co., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including, with respect to our directors, officers and certain key employees, transfers:
•as a bona fide gift or gifts;
•by will or intestate succession;
•to an immediate family member or to any trust for the benefit of the such person or the immediate family of such person (within the meaning of Rule 16a-1(e) under the Exchange Act);
•to an affiliate of the party or distributions to partners, members of stockholders of the party, if such transfer is not for value;
•to us in full or partial payment of exercise or purchase prices or to satisfy tax withholding obligations upon settlement, vesting or exercise of any equity award or warrant granted by us pursuant to our equity incentive plans disclosed in this prospectus;
•pursuant to a sale or an offer to purchase 100% of our outstanding common stock, whether pursuant merger, tender offer or otherwise, provided that in the event such merger, tender offer or other transaction is not completed, such securities held by a party will remain subject to the lock-up agreement; and

•pursuant to a trading plan pursuant to Rule 10b-5 under the Exchange, provided that any such plan entered into after the date of the lock-up agreement does not permit the sale of any common stock during the restricted period and no public announcement or filing is made regarding such plan during the restricted period.
In our case, the restrictions described above do not apply in certain circumstances, including certain issuances upon exercise, vesting or conversion of stock options, stock appreciation rights, warrants, rights or convertible securities outstanding on the date of the lock-up agreement or pursuant to our equity incentive plans disclosed in this prospectus.
Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements.
Market Making, Stabilization and Other Transactions
Cantor Fitzgerald & Co. may make a market in the common stock as permitted by applicable laws and regulations. However, Cantor Fitzgerald & Co. is not obligated to do so, and Cantor Fitzgerald & Co. may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making
The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, we or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement.
Other Activities and Relationships
The underwriter and certain of its respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of its business, the underwriter and its respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriter and its respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

NOTICE TO INVESTORS
Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.
Australia
This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:
You confirm and warrant that you are either:
•a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:
(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.
Hong Kong
No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.
No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:
•to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•where no consideration is given for the transfer;
•where the transfer is by operation of law;
•as specified in Section 276(7) of the SFA; or

•as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”), provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts is acting as counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements as of December 31, 2020 and 2019 and the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 that was declared effective by the SEC under the Securities Act on April 10, 2020, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Novan. The address of the SEC website is http://www.sec.gov.
We maintain a website at www.novan.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement and the accompanying prospectus, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 24, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 11, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 29, 2021, February 25, 2021 (only with respect to the information provided therein under Item 8.01), March 2, 2021, March 9, 2021, May 6, 2021, May 25, 2021, June 7, 2021, June 10, 2021 and June 11, 2021 (only with respect to the information provided therein under Item 8.01); and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
Telephone: (919) 485-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Novan, Inc.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
_______________________
We may offer and sell up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We may offer securities at the same time or in separate transactions.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.
As of the date of filing, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1. of Form S-3 was approximately $76.6 million based on 27,434,800 shares of common stock outstanding as of the date of filing, of which 22,462,956 shares were held by non-affiliates, and the last reported sale price of our common stock on the Nasdaq Global Market on December 26, 2019, which was $3.41 per share.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. We may not sell any securities without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
___________________
Investing in our securities involves a high degree of risk. See the “Risk Factors” on page 5 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities. We may not use this prospectus to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.” On April 8, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $0.38 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 10, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 from time to time in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. Additionally, we may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement provided may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novan, Inc. and its subsidiary, unless otherwise specified.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read this entire prospectus and any accompanying prospectus supplement carefully, including the financial statements and other information incorporated by reference in this prospectus and any accompanying prospectus supplement, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus beginning on page 5, the risk factors contained in any prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Company Overview

We are a clinical development-stage biotechnology company focused on leveraging nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal and immunomodulatory mechanisms of action to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates.

The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of new chemical entities, or NCEs, and our formulation science, both of which we use to tune our product candidates for specific indications. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.

We have advanced strategic development programs in the field of dermatology, while also further expanding the platform into women’s health and gastroenterological, or GI, therapeutic areas. This decision was based on the connection between the multi-factorial pathologies of diseases in these areas and the demonstrable anti-microbial, anti-viral and anti-inflammatory properties of Novan’s nitric oxide technology. Our goal is to create the world’s leading macro-molecular nitric oxide-based science, technology, and clinical translation company that delivers safe and efficacious therapies for patients.

We have clinical-stage dermatology drug candidates with multi-factorial (SB204), anti-viral (SB206), anti-fungal (SB208) and anti-inflammatory (SB414) mechanisms of action. We have recently introduced SB207 as a possible product candidate for additional anti-viral programs. We have also conducted preclinical work on NCEs and formulations for the treatment of human papilloma virus, or HPV, related illnesses in the women’s health field (WH504 and WH602) and inflammatory diseases in the GI field. Further advancement of our development activities is dependent upon our ability to access additional capital.

Corporate Information

We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4105 Hopson Road, Morrisville, NC 27560, and our telephone number is 919-485-8080. Our Corporate Information. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase any of our securities.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Use of Proceeds
We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures.   See “Use of Proceeds” in this prospectus.
Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 5 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Implications of being an Emerging Growth Company

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation arrangements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may choose to take advantage of some, all or none of these reduced burdens until we are no longer an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have approximately $1.07 billion or more in annual gross revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the closing of our initial public offering.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors described immediately below and incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks, including risks related to our financial condition and risks related to the development of our product candidates, might cause you to lose all or part of your investment in the offered securities.

We face potential business disruption and related risks resulting from the COVID-19 pandemic which could have a material adverse effect on our business.

In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes novel coronavirus disease 2019, or COVID-19, was reported to have surfaced in Wuhan, China, and has reached multiple other regions and countries, including the United States and, more specifically, Morrisville, North Carolina, where our primary office is located.

The timetable for development of our product candidates will likely be disrupted and our business could be materially adversely affected by the recent outbreak of COVID-19. The spread of COVID-19 from China to other countries resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020. International stock markets have begun to reflect the uncertainty associated with the slow-down in economies worldwide, and the significant declines in the United States’ stock market at the end of February and throughout March and into April 2020 have been largely attributed to the effects of and uncertainties presented by COVID-19. The worldwide response to COVID-19 is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, and other public health safety measures. We are still assessing our business plans and the impact COVID-19 may have on our daily operations, our ability to conduct our planned preclinical studies and clinical trials, which also remain subject to available funding and regulatory feedback, including our ability to recruit patients to participate in clinical trials and access sites and investigators to conduct our clinical trials, and our ability to rely on our current and future third-party relationships (including with third-party manufacturers, vendors, and strategic partners). There can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. For example, we are assessing the impact of COVID-19 on the B-SIMPLE4 Phase 3 trial for SB206, which is also subject to additional funding and receipt of written minutes from the FDA, including delay, postponement or other impacts to the trial.

The extent to which COVID-19 and global efforts to contain its spread will impact our business including our operations, preclinical studies, clinical trials, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, research and development expenses and capital expenditures.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities pursuant to our investment policy or apply them to the reduction of short-term indebtedness.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
    This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. All statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:
•our plans and ability to develop and commercialize our product candidates, which could be impacted by the COVID-19 pandemic;
•the timing of initiation of our planned clinical trials;
•the timing of the availability of data from our clinical trials;
•the timing of our regulatory filings for our product candidates;
•the clinical utility, potential benefits and market acceptance of our product candidates;
•strategic arrangements and/or collaborations with third parties and the potential benefits of such arrangements;
•our commercialization, marketing and manufacturing capabilities and strategy;
•our intellectual property position; and
•our estimates regarding future revenue, expenses, liquidity, capital requirements and our strategies and needs for additional financing.
    Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, strategic partnerships, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic reports, including our Annual Report on

Form 10-K for the fiscal year ended December 31, 2019, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus, any accompanying prospectus supplement and the documents or reports incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus and incorporate by reference herein.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated certificate of incorporation and our amended and restated bylaws is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.”

Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
Under the terms of our restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.
We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Options

There are 2,740,770 shares of common stock issuable upon the exercise of outstanding options or stock appreciation rights as of April 8, 2020, and 407,663 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan.

Warrants

As of April 8, 2020, we had outstanding warrants to purchase (i) an aggregate of 10,000,000 shares of our common stock with an exercise price of $4.66 per share, (ii) an aggregate of 11,483,334 shares of our common stock with an exercise price of $0.30 per share, (iii) an aggregate of 594,958 shares of our common stock with an exercise price of $0.375 per share, and (iv) an aggregate of 558,140 shares of our common stock with an exercise price of $0.5375 per share. Unless earlier exercised, these warrants will expire on the four year anniversary, the five year anniversary, the five year anniversary, and the five year anniversary, respectively, of the issuance of such warrants. Additionally, we had outstanding pre-funded warrants to purchase an aggregate of 1,452,326 shares of our common stock with an exercise price of $0.0001 per share. These pre-funded warrants are exercisable until all of the pre-funded warrants are exercised in full.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Restated Certificate of Incorporation and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, our chief executive officer or, in the absence of a chief executive officer, our president.

Our restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Our restated certificate of incorporation further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.

Finally, our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors, officers or other employees or agents to us or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our choice of forum provisions will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. Nonetheless, any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees or agents.

The foregoing provisions, including the choice of forum provisions, will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

    These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, (i) together with affiliates and associates, owns, or (ii) is an affiliate or associate of the corporation and, together with affiliates and associates, at any time within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

As used in this section only, “Novan,” “we,” “our” or “us” refer to Novan, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
The indenture does not limit the amount of debt securities that we can issue, and such debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth below or in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indenture, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Novan) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Novan and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Novan;

•	any other Event of Default provided with respect to debt securities of that series that is described in any applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in any applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Novan.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in any applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	at varying prices determined at the time of sale.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for the two years ended December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.novan.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

MATERIAL CHANGES

    None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2020, February 4, 2020, February 6, 2020, March 3, 2020, March 23, 2020, March 26, 2020 and April 3, 2020; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
Telephone: (919) 485-8080

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Shares of
Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor

June    , 2021